Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (No. 333-229662) on Form S-8 of Rhinebeck Bancorp, Inc. of our report dated June 27, 2024, relating to our audit of the financial statements and supplemental schedule of Rhinebeck Bank 401(k) Plan, which appears in this Annual Report on Form 11-K of Rhinebeck Bank 401(k) Plan for the year ended December 31, 2023.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

June 27, 2024